Exhibit 99.1

FOR IMMEDIATE RELEASE David Kelley 224-727-2535 dkelley@littelfuse.com
LITTELFUSE REPORTS THIRD QUARTER RESULTS FOR 2025

Third Quarter 2025 Highlights:
(Year-over-year comparisons unless otherwise noted)
•Net sales of $625 million, +10%; organic growth contributed +6.5%
•GAAP diluted earnings per share of $2.77, +19%
•Adjusted diluted earnings per share of $2.95, +9%
•GAAP Operating margin of 15.6%, +10 bps; Adjusted EBITDA margin of 21.5%, (-20 bps)
•YTD Cash flow from operations of $295 million and free cash flow of $246 million; YTD cash conversion of 145%
CHICAGO, October 29, 2025 - Littelfuse, Inc. (NASDAQ: LFUS), a leader in developing smart solutions that enable safe and efficient electrical energy transfer, today reported financial results for the third quarter ended September 27, 2025:

“We are pleased with our third quarter performance as we delivered strong revenue growth versus the prior year while our adjusted diluted earnings exceeded the high end of our guidance range reflecting solid execution amid mixed end market conditions,” said Greg Henderson, Littelfuse President and Chief Executive Officer. “Across our segments, we are leveraging our leadership position in safe and efficient electrical energy transfer to accelerate our growth opportunities.”

Acquisition of Basler Electric
“We are also excited to announce the upcoming acquisition of Basler Electric, as disclosed yesterday (Link to Release), a leader in electrical control and protection solutions for industrial markets. Basler will expand our high growth market opportunities, enhance our high power technology capabilities, and broaden our industrial customer exposure. We look forward to welcoming the Basler team to Littelfuse and to leveraging our complementary technologies, engineering capabilities and manufacturing footprint to drive long-term growth, profitability enhancements, and shareholder value.”

-more-

Fourth Quarter of 2025*

Looking ahead to the fourth quarter, we expect +10% revenue growth versus the prior year given our strong backlog and customer positioning. Although we expect typical fourth quarter seasonality and see continued mixed end market conditions, we remain focused on driving innovations with our customers while delivering operational enhancements. We will continue to execute on our strategic priorities as we aim to scale our company, with the goal of delivering long-term best-in-class performance and shareholder returns.

Based on current market conditions, for the fourth quarter the company expects,

•Net sales in the range of $570 - $590 million, adjusted diluted EPS in the range of $2.40 – $2.60 and an adjusted effective tax rate of 22%

*Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, restructuring, impairment and other charges, certain purchase accounting adjustments, non-operating foreign exchange adjustments and significant and unusual items. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

Third Quarter 2025 Segment Performance Highlights

Electronics Segment
•Net sales for the third quarter 2025 increased +18%. Organic sales increased +12% driven by improved passive products (+19% organic) demand from OEM customers and distributors. Semiconductor product (+5% organic) sales also contributed to growth driven by improved protection semiconductor demand in-part offset by lower power semiconductor volumes. The Dortmund Fab acquisition also contributed +4% to growth.
•Adjusted EBITDA margin for the third quarter 2025 increased to 24.0% (+140 bps) primarily due to strong passive products and protection volume leverage, which more than offset continued soft power semiconductor volumes and higher stock and variable compensation.

Transportation Segment
•Net sales for the third quarter 2025 were flat as favorable FX impact of +2% was offset by lower organic sales. Organic sales decreased -2% driven by lower commercial vehicle sales (-3% organic), reflecting softer on-highway, off-road and agriculture end market demand. Passenger car organic sales were flat reflecting stable passenger car product demand offset by sensor declines.
•Adjusted EBITDA margin for the third quarter 2025 decreased to 16.8% (-220 bps) driven by lower volume, the impact of higher stock and variable compensation, and unfavorable tariff timing.

-more-

Industrial Segment
•Net sales for the third quarter 2025 increased +4%. Organic sales increased +4% driven by improved energy storage, renewables and data center demand in-part offset by lower HVAC and continued soft construction demand.
•Adjusted EBITDA margin for the third quarter 2025 decreased to 20.7% (-310 bps) driven by unfavorable mix and higher stock and variable compensation.

Dividend
•The company will pay a cash dividend on its common stock of $0.75 per share on December 4, 2025, to shareholders of record as of November 20, 2025.

Conference Call and Webcast Information
Littelfuse will host a conference call on Wednesday, October 29, 2025, at 8:00 a.m. Central Time to discuss the results. The call will be broadcast and available for replay at Littelfuse.com. A slide presentation is available in the Investor Relations section of the company’s website at Littelfuse.com.

About Littelfuse
Littelfuse, Inc. (NASDAQ: LFUS) is a diversified, industrial technology manufacturing company empowering a sustainable, connected, and safer world. Across more than 20 countries, and with approximately 16,000 global associates, we partner with customers to design and deliver innovative, reliable solutions. Serving over 100,000 end customers, our products are found in a variety of industrial, transportation and electronics end markets – everywhere, every day. Learn more at Littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. Such statements are based on Littelfuse, Inc.’s (“Littelfuse” or the “Company”) current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties relating to general economic conditions; product demand and market acceptance; economic conditions; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; cybersecurity matters; failure of an indemnification for environmental liability; changes in import and export duty and tariff rates; exchange rate fluctuations; commodity price fluctuations; the effect of the Company's accounting policies; labor disputes and shortages; restructuring costs in excess of expectations; pension plan asset returns less than assumed; uncertainties related to political or regulatory changes; integration of acquisitions may not be achieved in a timely manner, or at all; limited realization of the expected benefits from investment and strategic plans; and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 28, 2024.

Further discussion of the risk factors of the company can be found under the caption "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 28, 2024, and in other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investor.littelfuse.com and on the SEC’s website at www.sec.gov. These forward-looking statements are made as of the date hereof. The company does not undertake any obligation to update, amend or clarify these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the availability of new information.

Non-GAAP Financial Measures
The information included in this press release and other materials filed with the SEC may include the non-GAAP financial measures including organic net sales (decline) growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, adjusted effective tax rate, free cash flow, net debt, consolidated EBITDA, and consolidated net leverage ratio (as defined in the credit agreement). Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the attached schedules. The company believes that organic net sales (decline) growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations or were not part of our business operations during a comparable period. The company believes that free cash flow is a useful measure of its ability to generate cash. The company believes that net debt, consolidated EBITDA, and consolidated net leverage ratio are useful measures of its credit position. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

LFUS-F
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Littelfuse Inc. 6133 North River Road, Suite 500 Rosemont, Illinois 60018 p: (773) 628-1000 www.littelfuse.com

LITTELFUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(in thousands, except share and per share data)	September 27, 2025	December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$814,733	$724,924
Short-term investments	290	976
Trade receivables, less allowances of $78,392 and $69,990 at September 27, 2025 and December 28, 2024, respectively	373,827	294,371
Inventories	396,871	416,273
Prepaid income taxes and income taxes receivable	11,253	11,749
Prepaid expenses and other current assets	77,509	103,716
Total current assets	1,674,483	1,552,009
Net property, plant, and equipment	513,965	477,068
Intangible assets, net of amortization	458,776	482,118
Goodwill	1,356,038	1,228,502
Investments	21,329	23,245
Deferred income taxes	5,712	4,899
Right of use lease assets	87,116	72,211
Other long-term assets	56,940	51,727
Total assets	$4,174,359	$3,891,779
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$204,016	$188,359
Accrued liabilities	173,786	148,276
Accrued income taxes	24,302	29,658
Current portion of long-term debt	16,955	67,612
Total current liabilities	419,059	433,905
Long-term debt, less current portion	788,821	788,502
Deferred income taxes	103,917	95,532
Accrued post-retirement benefits	33,658	29,836
Non-current lease liabilities	73,415	60,559
Other long-term liabilities	83,374	69,833
Total equity	2,672,115	2,413,612
Total liabilities and equity	$4,174,359	$3,891,779

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net sales	$624,640	$567,390	$1,792,360	$1,661,263
Cost of sales	383,652	351,498	1,112,062	1,050,559
Gross profit	240,988	215,892	680,298	610,704

Selling, general, and administrative expenses	99,570	83,897	282,795	263,395
Research and development expenses	27,332	26,470	79,781	81,283
Amortization of intangibles	15,037	15,864	44,220	47,418
Restructuring, impairment, and other charges	1,633	1,840	13,158	10,329
Total operating expenses	143,572	128,071	419,954	402,425
Operating income	97,416	87,821	260,344	208,279

Interest expense	8,578	9,772	26,021	29,358
Foreign exchange loss	175	9,630	15,466	4,273
Other income, net	(6,053)	(9,297)	(14,020)	(19,916)
Income before income taxes	94,716	77,716	232,877	194,564
Income taxes	25,194	19,658	62,442	42,588
Net income	$69,522	$58,058	$170,435	$151,976

Earnings per share:
Basic	$2.80	$2.34	$6.88	$6.12
Diluted	$2.77	$2.32	$6.82	$6.07

Weighted-average shares and equivalent shares outstanding:
Basic	24,837	24,796	24,786	24,822
Diluted	25,102	25,025	24,989	25,040

Comprehensive income	$65,985	$114,451	$302,408	$157,011

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
(in thousands)	September 27, 2025	September 28, 2024
OPERATING ACTIVITIES
Net income	$170,435	$151,976
Adjustments to reconcile net income to net cash provided by operating activities:	131,627	101,437
Changes in operating assets and liabilities:
Trade receivables	(64,552)	(50,672)
Inventories	33,567	19,865
Accounts payable	12,757	5,460
Accrued liabilities and income taxes	611	(19,434)
Prepaid expenses and other assets	10,654	(1,633)
Net cash provided by operating activities	295,099	206,999

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(57,417)	—
Purchases of property, plant, and equipment	(48,697)	(50,065)
Net proceeds from sale of property, plant and equipment, and other	6,413	8,931
Net cash used in investing activities	(99,701)	(41,134)

FINANCING ACTIVITIES
Net payments of credit facility	(61,250)	(3,750)
Repurchases of common stock	(27,553)	(40,862)
Cash dividends paid	(53,311)	(49,687)
All other cash provided by financing activities	15,840	3,000
Net cash used in financing activities	(126,274)	(91,299)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	20,868	(396)
Increase in cash, cash equivalents, and restricted cash	89,992	74,170
Cash, cash equivalents, and restricted cash at beginning of period	726,437	557,123
Cash, cash equivalents, and restricted cash at end of period	$816,429	$631,293

LITTELFUSE, INC.
NET SALES AND OPERATING INCOME BY SEGMENT
(Unaudited)

	Third Quarter			Year-to-Date
(in thousands)	2025	2024	% Growth/(Decline)	2025	2024	% Growth
Net sales
Electronics	$357,457	$304,188	17.5%	$1,000,372	$900,932	11.0%
Transportation	171,311	171,381	—%	512,573	510,711	0.4%
Industrial	95,872	91,821	4.4%	279,415	249,620	11.9%
Total net sales	$624,640	$567,390	10.1%	$1,792,360	$1,661,263	7.9%

Operating income
Electronics	$63,640	$48,891	30.2%	$160,267	$132,859	20.6%
Transportation	20,187	23,485	(14.0)%	67,178	54,925	22.3%
Industrial	16,918	17,711	(4.5)%	48,855	32,054	52.4%
Other (a)	(3,329)	(2,266)	N.M.	(15,956)	(11,559)	N.M.
Total operating income	$97,416	$87,821	10.9%	$260,344	$208,279	25.0%
Operating Margin	15.6%	15.5%		14.5%	12.5%

Interest expense	8,578	9,772		26,021	29,358
Foreign exchange loss	175	9,630		15,466	4,273
Other income, net	(6,053)	(9,297)		(14,020)	(19,916)
Income before income taxes	$94,716	$77,716	21.9%	$232,877	$194,564	19.7%

(a) "other" typically includes non-GAAP adjustments such as acquisition-related and integration costs, purchase accounting inventory adjustments, and restructuring and impairment charges. See Supplemental Financial Information for details.

N.M. - Not meaningful

	Third Quarter			Year-to-Date
(in thousands)	2025	2024	% Growth/(Decline)	2025	2024	% Growth
Operating Margin
Electronics	17.8%	16.1%	1.7%	16.0%	14.7%	1.3%
Transportation	11.8%	13.7%	(1.9)%	13.1%	10.8%	2.3%
Industrial	17.6%	19.3%	(1.7)%	17.5%	12.8%	4.7%

LITTELFUSE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In millions of USD except per share amounts - unaudited)

Non-GAAP EPS reconciliation
	Q3-25	Q3-24	YTD-25	YTD-24
GAAP diluted EPS	$2.77	$2.32	$6.82	$6.07
EPS impact of Non-GAAP adjustments (below)	0.18	0.39	1.17	0.37
Adjusted diluted EPS	$2.95	$2.71	$7.99	$6.44

Non-GAAP adjustments - (income) / expense
	Q3-25	Q3-24	YTD-25	YTD-24
Acquisition-related and integration costs (a)	$1.4	$1.0	$3.0	$2.8
Purchase accounting inventory adjustments (b)	—	—	(0.5)	—
Restructuring, impairment and other charges (c)	1.6	1.8	13.2	10.3
Gain on sale of fixed assets (d)	—	(0.5)	—	(1.5)
Loss on sale of the Marine business (e)	0.3	—	0.3	—
Non-GAAP adjustments to operating income	3.3	2.3	16.0	11.6
Other income, net (f)	—	—	—	(0.3)
Non-operating foreign exchange loss	0.2	9.6	15.5	4.3
Non-GAAP adjustments to income before income taxes	3.5	11.9	31.5	15.6
Income taxes (g)	(1.0)	2.1	2.2	6.2
Non-GAAP adjustments to net income	$4.5	$9.8	$29.3	$9.4

Total EPS impact	$0.18	$0.39	$1.17	$0.37

Adjusted operating margin / Adjusted EBITDA reconciliation
	Q3-25	Q3-24	YTD-25	YTD-24
Net income	$69.5	$58.1	$170.4	$152.0
Add:
Income taxes	25.2	19.7	62.4	42.6
Interest expense	8.6	9.8	26.0	29.4
Foreign exchange loss	0.2	9.6	15.5	4.3
Other income, net	(6.1)	(9.3)	(14.0)	(19.9)
GAAP operating income	$97.4	$87.8	$260.3	$208.3
Non-GAAP adjustments to operating income	3.3	2.3	16.0	11.6
Adjusted operating income	$100.7	$90.1	$276.3	$219.9
Amortization of intangibles	15.0	15.9	44.2	47.4
Depreciation expense	18.6	17.3	56.4	51.0
Adjusted EBITDA	$134.3	$123.3	$376.9	$318.3

Net sales	$624.6	$567.4	$1,792.4	$1,661.3
Net income as a percentage of net sales	11.1%	10.2%	9.5%	9.1%
Operating margin	15.6%	15.5%	14.5%	12.5%
Adjusted operating margin	16.1%	15.9%	15.4%	13.2%
Adjusted EBITDA margin	21.5%	21.7%	21.0%	19.2%

Adjusted EBITDA by Segment	Q3-25			Q3-24
	Electronics	Transportation	Industrial	Electronics	Transportation	Industrial
GAAP operating income	$63.6	$20.2	$16.9	$48.9	$23.5	$17.7
Add:
Add back amortization	10.2	3.4	1.4	9.9	3.4	2.6
Add back depreciation	12.0	5.1	1.5	10.1	5.7	1.5
Adjusted EBITDA	$85.8	$28.7	$19.8	$68.9	$32.6	$21.8
Adjusted EBITDA Margin	24.0%	16.8%	20.7%	22.6%	19.0%	23.8%

Adjusted EBITDA by Segment	YTD-25			YTD-24
	Electronics	Transportation	Industrial	Electronics	Transportation	Industrial
GAAP operating income	$160.3	$67.2	$48.9	$132.9	$54.9	$32.1
Add:
Add back amortization	30.1	10.2	3.9	29.6	10.1	7.7
Add back depreciation	35.9	15.9	4.6	30.1	16.7	4.2
Adjusted EBITDA	$226.3	$93.3	$57.3	$192.5	$81.8	$44.0
Adjusted EBITDA Margin	22.6%	18.2%	20.5%	21.4%	16.0%	17.6%

Net sales reconciliation	Q3-25 vs. Q3-24
	Electronics	Transportation	Industrial	Total
Net sales growth	18%	—%	4%	10%
Less:
Acquisitions	4%	—%	—%	2%
FX impact	2%	2%	—%	1%
Organic net sales growth (decline)	12%	(2)%	4%	7%

Electronics segment net sales reconciliation	Q3-25 vs. Q3-24
	Electronics - Semiconductor	Electronics - Passive Products and Sensors	Total Electronics
Net sales growth	15%	20%	18%
Less:
Acquisitions	9%	—%	4%
FX impact	1%	1%	2%
Organic net sales growth	5%	19%	12%

Transportation segment net sales reconciliation	Q3-25 vs. Q3-24
	Commercial Vehicle Products	Passenger Car Products (1)	Auto Sensor Products (1)	Total Transportation
Net sales growth	(2)%	6%	(14)%	—%
Less:
FX impact	1%	2%	4%	2%
Organic net sales (decline) growth	(3)%	4%	(18)%	(2)%
(1) Passenger vehicle business (PVB) includes passenger car and auto sensor products.

Net sales reconciliation	YTD-25 vs. YTD-24
	Electronics	Transportation	Industrial	Total
Net sales growth	11%	—%	12%	8%
Less:
Acquisitions	4%	—%	—%	2%
FX impact	—%	—%	—%	1%
Organic net sales growth	7%	—%	12%	5%

Income tax reconciliation
	Q3-25	Q3-24	YTD-25	YTD-24
Income taxes	$25.2	$19.7	$62.4	$42.6
Effective rate	26.6%	25.3%	26.8%	21.9%
Non-GAAP adjustments - income taxes	(1.0)	2.1	2.2	6.2
Adjusted income taxes	$24.2	$21.8	$64.6	$48.8
Adjusted effective rate	24.6%	24.3%	24.5%	23.2%
Free cash flow reconciliation
	Q3-25	Q3-24	YTD-25	YTD-24
Net cash provided by operating activities	$146.9	$80.4	$295.1	$207.0
Less: Purchases of property, plant, and equipment	(15.7)	(15.4)	(48.7)	(50.1)
Free cash flow	$131.2	$65.0	$246.4	$156.9

Consolidated Total Debt	As of September 27, 2025
Consolidated Total Debt	$805.8
Unamortized debt issuance costs	2.1
Finance lease liability	0.3
Consolidated funded indebtedness	808.2
Cash held in U.S. (up to $400 million)	345.0
Net debt	$463.2

Consolidated EBITDA	Twelve Months Ended September 27, 2025
Net Income	$118.5
Interest expense	35.4
Income taxes	71.5
Depreciation	73.7
Amortization	58.9
Non-cash additions:
Stock-based compensation expense	26.3
Unrealized loss on investments	3.9
Impairment charges	92.7
Other	29.9
Consolidated EBITDA (1)	$510.8

Consolidated Net Leverage Ratio (as defined in the Credit Agreement) *	0.9x
* Our Credit Agreement and Private Placement Note with maturities ranging from 2025 to 2032, contain financial ratio covenants providing that if, as of the last day of each fiscal quarter, the Consolidated Net Leverage ratio at such time for the then most recently concluded period of four consecutive fiscal quarters of the Company exceeds 3.50:1.00, an Event of Default (as defined in the Credit Agreement and Private Placement Senior Notes) is triggered.

The Credit Agreement and Private Placement Senior Notes were amended in Q2 2022 and now allow for the addition of acquisition and integration costs up to 15% of Consolidated EBITDA and the netting of up to $400M of Available Cash (Cash held by US Subsidiaries).

(1) Represents Consolidated EBITDA as defined in our Credit Agreement and Private Placement Senior Notes and is calculated using the most recently concluded period of four consecutive quarters.

Note: Total will not always foot due to rounding.

(a) reflected in selling, general and administrative expenses ("SG&A").
(b) reflected in cost of sales.
(c) reflected in restructuring, impairment and other charges.
(d) 2024 amount reflected a gain of $0.5 million ($1.5 million year-to-date) recorded for the sale of two buildings within the Transportation segment.
(e) Q3 2025 amount reflected $0.3 million loss related to the sale of the Marine business within the Transportation segment.
(f) 2024 year-to-date included a reversal of $0.5 million for an asset retirement obligation charge related the disposal of a business in 2019 and $0.2 million increase in coal mining reserves.
(g) reflected the tax impact associated with the non-GAAP adjustments.

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